UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/11/2010

INFOSPACE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25131

Delaware	91-1718107
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

601 108th Avenue NE
Suite 1200
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

425-201-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On February 11, 2010, InfoSpace, Inc. ("InfoSpace" or the "Company") entered into Amendment Number Five to the Amended and Restated Google Inc. Services Agreement and Order Form, as amended (the "Agreement"), by and between InfoSpace Sales LLC and Google Inc. ("Google"), effective February 1, 2010. Pursuant to Amendment Number Five, subject to the terms and conditions of the Agreement, Google authorized additional URLs as non-hosted syndicate sites and approved the distribution of its AdSense for Search Service to such URLs of a certain distribution partner, and approved the use of a client application for its WebSearch Service and AdSense for Search Service for this partner. Notwithstanding anything to the contrary in the Agreement, Google may terminate access to its services through the URLs and client application approved in Amendment Number Five at any time and for any reason, upon three days prior written notice.

The foregoing description of Amendment Number Five is qualified in its entirety by reference to the full text of the agreement, which the Company intends to file as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 2010. The Company intends to submit a confidential treatment request to the Securities and Exchange Commission in accordance with its rules, requesting that the Company be permitted to redact certain portions of Amendment Number Five. The omitted material will be included in the request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOSPACE, INC.

Date: February 12, 2010	By:	/s/ Alesia Pinney
Alesia Pinney
General Counsel and Secretary